                                                                  EXHIBIT 10(u)

                            HAWAIIAN AIRLINES, INC.

                              AMENDED AND RESTATED
                           INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement (the "Agreement"), dated as of January 30, 1996, is made by and among Hawaiian Airlines, Inc., a Hawaii corporation (the "Corporation"), Hawaiian Trust Company, Ltd. ("Trustee") and _____________, a director in 1995 and/or currently a director/officer of the Corporation ("Indemnitee").

                                    RECITALS

          A. The Corporation and Indemnitee recognize that the present state of the law is too uncertain to provide the Corporation's directors and officers with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Corporation;

          B. The Corporation and Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate directors and officers in connection with their activities in such capacities and by reason of their status as such;

          C. The Corporation and Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most directors and officers of the Corporation or far outweighs the limited benefits of serving as a director and officer of the Corporation;

          D. The Corporation and Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the directors and officers of the Corporation bear no reasonable relationship to the amount of compensation received by the Corporation's directors and officers;

          E. The Corporation, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Corporation as of the date hereof may be inadequate, unreasonably expensive or both. The Corporation believes, therefore, that the interest of the Corporation's shareholders would be best served by a combination of (i) such insurance as the Corporation may obtain pursuant to the Corporation's obligations hereunder and (ii) a contract with its directors and officers, including Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Corporation;
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          F.   Section 415-5 of the Hawaii Business Corporation Act (the "HBC
Act") empowers Hawaii corporations to indemnify their directors and officers and further states that the indemnification provided by Section 415-5 "shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs and personal representatives of such a person";

          G. The Corporation's Restated and Amended Articles of Incorporation authorize the indemnification of the directors and officers of the Corporation in excess of that expressly permitted by Section 415-5 of the HBC Act, subject to the limitations set forth in Section 415-48.5 of the HBC Act;

          H. The Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Corporation and to encourage such individuals to take the business risks necessary for the success of the Corporation, it is necessary for the Corporation to contractually indemnify its directors and officers, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Corporation, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Corporation and its shareholders;

          I. The Corporation previously requested Indemnitee to serve or continue to serve as a director or officer of the Corporation, free from undue concern for the risks and potential liabilities associated with such services to the Corporation;

          J. Certain Indemnitees have been willing to serve, or continue to serve, the Corporation, provided, and on the express condition, that they are furnished with the indemnification provided for herein;

          K. For the foregoing reasons, the Company, Indemnitee and Trustee previously entered into that certain Indemnification Agreement dated as of June 13, 1995 (the "Indemnification Agreement") pursuant to which the Company agreed to provide Indemnitee with indemnification, subject to the terms and conditions of the Indemnification Agreement, and the Company and Trustee previously entered into that certain Trust Agreement dated as of June 13, 1995 (the "Trust Agreement") which provides for funding for the Company's obligations under the Indemnification Agreement; and

          L. The Board of Directors of the Corporation has concluded that it is in the best interests of the Corporation to terminate the Trust Agreement, and therefore, to amend and restate the Indemnification Agreement pursuant to
Section 20 to delete

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Section 9 of the Indemnification Agreement and any other references to the Trust or Trustee contained herein.

                                   AGREEMENT

          NOW THEREFORE, the Corporation, Trustee and Indemnitee hereby amend and restate the Indemnification Agreement in its entirety as follows:

          1.     Definitions.

          (a) "Expenses" means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments,
                 -----------------
fines, penalties or amounts paid in settlement of a Proceeding unless such matters may be indemnified under applicable provisions of the HBC Act.

          (b) "Proceeding" means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative (including actions, suits or proceedings brought by or in the right of the Corporation) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director or officer or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director and/or officer of the foreign or domestic corporation which was a predecessor corporation to the Corporation or of another enterprise at the request of such predecessor corporation, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

          2.     Indemnification.

          (a) Third Party Proceedings. To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee against Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties and amounts paid in settlement (if the settlement is approved in advance by the Corporation)) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Corporation) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any

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Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in any criminal proceeding where Indemnitee has been adjudged guilty unless a disinterested majority of the directors determine that Indemnitee did not receive, participate in or share in any pecuniary benefit to the detriment of the Corporation and, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses or liabilities.

          (b) Proceedings by or in the Right of the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee against Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of a Proceeding by or in the right of the Corporation to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and its shareholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of Indemnitee's duty to the Corporation unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.

          3. Limitations on Indemnification. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

               (a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director and officer may not be relieved of liability under Section 415-48.5 of the HBC Act or for Expenses, judgments, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation; or

               (b) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 415-5 of the HBC Act, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if a

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         disinterested majority of the directors has approved the initiation or bringing of such suit; or

               (c) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

               (d) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Corporation or any other policy of insurance maintained by the Corporation or Indemnitee, or otherwise indemnified and actually paid other than pursuant to this Agreement; or

               (e) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          4. Determination of Right to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 2 of this Agreement, the Corporation shall determine by any of the methods set forth in Section 415-5(e) of the HBC Act whether Indemnitee has met the applicable standard of conduct which makes it permissible under applicable law to indemnify Indemnitee. If a claim under Section 2 of this Agreement is not paid in full by the Corporation within ninety days after such written claim has been received by the Corporation, Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to make a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct. The court in which such action is brought shall determine whether Indemnitee or the Corporation shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct.

          5. Advancement and Repayment of Expenses. The Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by

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the Corporation in advance of the final disposition of such Proceeding within thirty days after receiving from Indemnitee copies of invoices presented to Indemnitee for such Expenses. Indemnitee hereby undertakes to repay to the Corporation the amount of any Expenses theretofore paid to the extent it is ultimately determined that such Expenses were not reasonable or that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a proceeding brought by the Corporation directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Corporation shall not be required to make the advances called for hereby if a majority of the disinterested directors determine that it does not appear that Indemnitee has met the standards of conduct which made it permissible under applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Corporation and its shareholders.

          6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Corporation of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Corporation shall nevertheless indemnify or pay advancements to Indemnitee for the portion of such Expenses or liabilities to which Indemnitee is entitled.

          7. Notice to Corporation by Indemnitee. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided that any delay in so notifying Corporation shall not constitute a waiver by Indemnitee of his rights hereunder. The written notification to the Corporation shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          8.   Maintenance of Liability Insurance.

          (a) The Corporation hereby agrees that so long as Indemnitee shall continue to serve as a director or officer of the Corporation and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Corporation, subject to Section 8(b) of this Agreement, shall use its best efforts to obtain and maintain, or have an affiliate obtain and maintain, in full force and effect directors' and officers' liability insurance ("D&O Insurance") which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors.

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          (b) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

          (c) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 7 hereof, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

          9. Termination of Rights and Obligations under Trust Agreement. This Agreement, though signed by Trustee to reflect the amendment, eliminates the ability of the Indemnitee to look to Trustee for indemnification if the Company fails to provide indemnification hereunder.

          10. Attorneys' Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys' fees and court costs as may be awarded by the court.

          11. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as Indemnitee shall be subject to any possible proceeding by means of the fact that Indemnitee served in any capacity referred to herein.

          12. Successors and Assigns. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

          13.  Non-exclusivity; Subrogation Rights.

          (a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that Indemnitee may have under any provision of law, the Corporation's Restated and Amended Articles of Incorporation or Amended Bylaws, the vote of the Corporation's

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shareholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and action in another capacity while occupying his or her position as a director and officer of the Corporation.

          (b) In the event Indemnitee shall receive payment from any insurance carrier or from a third party in any Proceeding against such Indemnitee in respect of indemnified amounts paid hereunder by the Corporation after payment on account of all or part of such indemnified amounts have been made by the Corporation pursuant hereto, Indemnitee shall promptly reimburse to the Corporation the amount, if any, by which the sum of such payment by such insurance carrier or such third party and payments by the Corporation or pursuant to arrangements made by the Corporation to Indemnitee exceeds such indemnified amounts; provided, however, that such portions, if any, of such
                     --------  -------
insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductibles or co-insurance payments, shall not be deemed to be payments to Indemnitee hereunder.

          (c) In the event of a payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee and Indemnitee shall execute and deliver all papers required and shall do everything that may be necessary to secure such rights, including, without limitation, the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

          (d) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which narrows the right of a Hawaii corporation to indemnify a director and officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          14. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a director, officer, employee or other agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

          15. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have

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

been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

          16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Hawaii.

          17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          18. Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

          19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

          20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                              HAWAIIAN AIRLINES, INC.

                              By: _______________________________

                              Title:  President and Chief
                                      Executive Officer

                                      3375 Koapaka Street, Suite G-350
                                      Honolulu, Hawaii 96819

                              By: _______________________________

                              Title:  Vice President, General Counsel
                                      and Corporate Secretary

                                      3375 Koapaka Street, Suite G-350
                                      Honolulu, Hawaii 96819

INDEMNITEE:                   TRUSTEE:

_______________________       By: _______________________________


                              Title:   Vice President
Title:
                                       P.O. Box 3170
                                       Honolulu, Hawaii 96802



LT960300.009/16+

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